Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-129057, No.333-164650, No.333-202955 and No.333-228971) of Hudson Technologies, Inc. of our report dated March 13, 2020 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Stamford, CT
March 13, 2020

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